UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2007

EP MedSystems, Inc.

(Exact Name of Registrant Specified in Charter)

New Jersey	0-28260	22-32122190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Route 73 North, Building D West Berlin, New Jersey	08091
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 753-8533

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws.

The Board of Directors (the “Board”) of EP MedSystems, Inc. (the “Company”) approved and adopted an amendment to the Bylaws of the Company (the “Amended Bylaws”) at a meeting of the Board on December 13, 2007, authorizing the Company to issue uncertificated shares through the Direct Registration System (“DRS”). DRS allows shareholders to hold shares of the Company’s securities registered in their names without the issuance of physical stock certificates and allows them to transfer electronically shares of the Company’s securities to broker-dealers in order to effect transactions without the need to transfer physical stock certificates. Specifically, Article IV of the Company’s Bylaws will be amended to include a new Section 8, which reads in its entirety as provided below:

“Section 8. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Sections 1 through 5 hereof shall be inapplicable to uncertificated shares and in lieu thereof the board of directors shall adopt alternative procedures for registration of transfers.”

The Amended Bylaws will be effective upon the filing of this Form 8-K with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Bylaws of EP MedSystems, Inc., as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EP MEDSYSTEMS, INC.

Date: December 26, 2007	By:	/s/ JAMES J. CARUSO
James J. Caruso Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Document
3.1	Bylaws of EP MedSystems, Inc., as amended.